Contacts:

Alfred E. Brennan, Chairman & Chief Executive Officer
Arthur L. Herbst, Jr., President & Chief Financial Officer

(312) 644-6400

Young Innovations Announces Definitive Agreement to be Acquired by

Linden Capital Partners

--Shareholders to receive $39.50 per share in cash--
--Transaction valued at approximately $314 million--
--Young Innovations Board of Directors Unanimous in its Recommendation--

St. Louis, MO, December 4, 2012 – Young Innovations, Inc. (Nasdaq: YDNT) (the “Company” or “Young”) today announced that it has entered into a definitive agreement to be acquired by an affiliate of Linden Capital Partners, a Chicago-based private equity firm that focuses on middle market leveraged buyout investments in the healthcare and life science industries.

Under the terms of the agreement, holders of outstanding shares of common stock of Young will receive $39.50 per share, representing a 12.5% premium to the 30-day average closing stock price.  The agreement was unanimously approved by Young’s Board of Directors.

Commenting on the transaction, Alfred E. Brennan, Chairman and Chief Executive Officer, and Arthur Herbst, President of Young, said, “This offer creates outstanding value for our shareholders and rewards our shareholders for the successful strategies employed by management and employees. This reflects the strength of Young’s brands, strong customer relationships, and many years of successful growth in sales and earnings. Linden has a proven record of creating value in successful companies in healthcare and life science sectors and will enable the Company to further grow our business. We view this merger as delivering significant value to our shareholders, and as a result the Board unanimously recommends the offer to our shareholders.”

“Young Innovations is a well-established leader in oral care with an impressive record of performance driven by its portfolio of high quality products and a talented team of employees,” noted Tony Davis, a Managing Partner at Linden.  “Linden has successful experience and a dedicated team in oral care, and we are excited to welcome Young as our latest platform for growth in the sector.”

A special meeting of Young’s shareholders will be held after the preparation and filing of a proxy statement with the Securities and Exchange Commission and subsequent mailing to shareholders.  If the merger is approved by shareholders, the transaction is expected to close in the first quarter of calendar year 2013.  The transaction is subject to various closing conditions, including the receipt of regulatory approvals, but is not subject to a financing condition.  Upon completion of the acquisition, Young will become a private company, wholly owned by an affiliate of Linden.

Under the terms of the definitive merger agreement, Young is permitted to solicit alternative acquisition proposals from third parties through January 12, 2013 and intends to consider any such proposals.  There can be no assurances that the solicitation of such proposals will result in an alternative acquisition transaction.  It is not anticipated that any developments will be disclosed with regard to this process unless the Company’s Board of Directors makes an affirmative decision to proceed with an alternative acquisition proposal. In addition, Young may, at any time, subject to the terms of the definitive merger agreement, respond to unsolicited alternative acquisition proposals.  The definitive merger agreement also contains certain break-up fees payable to each party in connection with the termination of the definitive merger agreement under certain circumstances.

Robert W. Baird & Co. Incorporated is acting as exclusive financial advisor to Young and has provided a fairness opinion to the Young Board of Directors.  McDermott Will & Emery LLP is serving as Young’s outside counsel.  Kirkland & Ellis LLP is serving as legal counsel to Linden.

About Young Innovations, Inc.:

Young develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's consumables product offering includes disposable and metal prophy angles, prophy cups and brushes, dental micro-applicators, moisture control products, infection control products, dental handpieces (drills) and related components, endodontic systems, orthodontic toothbrushes, flavored examination gloves, children's toothbrushes, and children's toothpastes. In addition, the Company offers a line of diagnostic products that includes panoramic X-ray machines and related supplies. The Company believes it is a leading U.S. manufacturer or distributor of prophy angles and cups, liquid surface disinfectants, dental micro-applicators and obturation units designed for warm, vertical condensation.

About Linden Capital Partners:

Linden Capital Partners is a Chicago-based private equity firm focused exclusively on leveraged buyouts in the healthcare and life science industries. Linden's strategy is based upon three elements: i) healthcare and life science industry specialization, ii) integrated private equity and operating expertise, and iii) strategic relationships with large corporations. Linden currently has investments in middle market platforms in the products, distribution, and services segments of healthcare.

Forward-Looking Statements:

This press release contains disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Young Innovations, Inc. (“Young” or the “Company”) and the proposed merger.  Forward-looking statements include statements in which we use words such as “expect,” “believe,” “anticipate,” “intend,” or similar expressions.  These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties.  Factors that could cause events not to occur as expressed in the forward-looking statements in this press release include, but are not limited to, unanticipated delays; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted with respect to the proposed merger; and the inability to complete the merger due to the failure to obtain shareholder approval for the merger or the failure to satisfy other closing conditions, including the receipt of required regulatory approvals, as well as other risk factors detailed in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2012 under the captions “Forward Looking Statements” and “Risk Factors” and otherwise in the Company’s reports and filings with the Securities and Exchange Commission.  Many of these factors are beyond our ability to control or predict.  You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made.  Young assumes no obligation to update, revise or correct any forward-looking statements after the date of this press release or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.

Additional Information about the Merger and Where to Find It:

This communication may be deemed to be solicitation material with respect to the proposed acquisition of Young by an affiliate of Linden Capital Partners.  In connection with the proposed merger, Young intends to file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission, or the SEC.  Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the shareholders of the Company.  INVESTORS AND SECURITY HOLDERS OF YOUNG ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER.  The proxy statement and other relevant materials (when they become available), and any and all documents filed or furnished by Young with or to the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders of Young may obtain free copies of the documents filed or furnished by Young with or to the SEC by directing a written request to Young Innovations, Inc., Investor Relations, 13705 Shoreline Court East, Earth City, Missouri, (314) 344-0010.

Participants in the Solicitation:

Young and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Young with respect to the special meeting of shareholders that will be held to consider the proposed merger.  Information about those executive officers and directors of Young and their ownership of Young’s common stock is set forth in Young’s Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on April 5, 2012, and is supplemented by other public filings made, and to be made, with the SEC by Young.  Information regarding the direct and indirect interests of Young, its executive officers and directors and other participants in the solicitation, which may, in some cases, be different from those of Young’s security holders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

Contacts:

For Young:

Alfred E. Brennan
(312) 644-4156
abrennan@ydnt.com

Arthur Herbst
(312) 644-4137
aherbst@ydnt.com

For Linden Capital Partners:

Tony Davis
(312) 506-5600
tdavis@lindenllc.com

Bill Drehkoff
(312) 506-5600
bdrehkoff@lindenllc.com